Consent of Independent Auditors



We consent to the reference to our firm under the caption "Independent Auditors and Financial Statements" in the prospectus and to the use of our reports (1) dated February 15, 2002 with respect to the statutory-basis financial statements and schedules of Transamerica Occidental Life Insurance Company and (2) dated March 8, 2002 with respect to the subaccounts of Transamerica Occidental Life Insurance Company Separate Account VUL-4 included in Post-Effective Amendment No. 2 to the Registration Statement (Form S-6 No. 333-47406) and the related Prospectus of Transamerica Occidental Life Separate Account VUL-4.

/s/ Ernst & Young LLP

Los Angeles, California
April 25, 2002